SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2004

LOGISTICAL SUPPORT, INC.
(Exact name of Registrant as Specified in Charter)

(formerly known as Bikini Team International, Inc.)

Utah	000-50222	41-2029935
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

19734 Dearborn Street
Chatsworth, California 91311
(Address of Principal Executive Offices)

818-885-0300
(Issuer Telephone Number Including Area Code)

TABLE OF CONTENTS

Item  8.01 OTHER EVENTS

Item  9.01 FINANCIAL STATEMENTS AND EXHIBITS

Item  8.01 Other Events

 This Form 8-K and other reports filed by Logistical Support, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

On May 19, 2004, the Registrant’s wholly owned subsidiaries, Logistical Support, LLC (“LS”) and Hill Aerospace & Defense, LLC (“Hill”) entered into a Settlement Agreement with Triumph Components-Arizona, Inc., an Arizona corporation (“Triumph”), which became effective on June 2, 2004, upon the satisfaction of certain conditions to effectiveness. The Settlement Agreement related to certain sub-contracts that Triumph had been performing for each of LS and Hill. In connection with the Settlement Agreement, each of Hill and LS entered into a Security Agreement with Triumph. Under the Security Agreement Triumph is asserting a security interest in certain identified accounts receivable from the United States Government (the “Collateral”).

Under the terms of the Settlement Agreement, Triumph agreed to return certain material and deliver certain goods to the Company with respect to the sub-contracts in process, and the parties determined to terminate certain other contracts. However, the Registrant maintains that not all the materials were returned and certain parts delivered by Triumph were rejected for quality reasons. The Registrant maintains that Triumph has breached other terms and conditions of the Settlement Agreement, as well.

On November 23, 2004, Hill and LS filed a Demand for Arbitration with the American Arbitration Association concerning the Settlement Agreement with Triumph (the “Arbitration”). The Registrant hopes to resolve all disputes under the Settlement Agreement through the Arbitration if the disputes cannot be settled by mutual agreement. Hill and LS currently owe Triumph approximately $600,000 under the Settlement Agreement. Hill and LS will seek to adequately resolve all matters with Triumph before paying the amount in full. The Registrant cannot determine what losses may result from this, if any.

On December 7, 2004, each of Hill and LS were given notice by Triumph’s legal counsel that Hill and LS are in default of certain provisions of the Security Agreement and Settlement Agreement. Triumph asserted that it intends to utilize its rights and remedies including taking possession of the Collateral under the Security Agreement. Hill, LS and the Registrant deny the default allegations as set forth in Triumph’s letter and will seek to include these alleged default matters in the Arbitration. Hill, LS and the Registrant maintain that all disputes between the parties must be resolved through the Arbitration in accordance with the terms of the Settlement Agreement.

 Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGISTICAL SUPPORT, INC.

Date: December 7, 2004	By:	/s/ Bruce Littell

Bruce Littell Chief Executive Officer